Exhibit 10.33

THIRD AMENDMENT AND WAIVER AGREEMENT

THIS THIRD AMENDMENT AND WAIVER AGREEMENT (this “Agreement”) is made as of March 22, 2010, with respect to and as an amendment to that certain Amended and Restated Credit Agreement dated as of January 30, 2009, by and among GPF Acquisition, LLC, Walker & Dunlop Multifamily, Inc., Walker & Dunlop GP, LLC, Green Park Financial Limited Partnership, Walker & Dunlop, Inc., Walker & Dunlop, LLC, Bank of America, N.A., as Administrative Agent and Collateral Agent, and the Lenders party thereto, as amended (the “Credit Agreement”). Capitalized terms used herein without definition have the meanings specified therefor in the Credit Agreement.

RECITALS

The Borrower and the Administrative Agent have determined that Supplemental Distributions were made pursuant to Section 7.06(d) of the Credit Agreement with respect to the Fiscal Quarter ending September 30, 2009, in an amount which exceeded the permitted Supplemental Distributions for such Fiscal Quarter by approximately $83,428 (the “03/09 Over- Distribution”).

The Loan Parties and WDLLC (collectively, the “Obligor Group”) have requested that the Administrative Agent and the Lenders (a) waive the requirement of Section 7.06(d) of the Credit Agreement that future quarterly distributions of any kind by the Loan Parties be withheld in respect of, and in an amount equal to, the Q3/09 Over-Distribution (the “Waiver”), and (b) agree to amend the Credit Agreement, and the Administrative Agent and the Lenders have agreed to do so, on, and subject to, the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements of the parties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Waiver. Subject to the terms and conditions set forth in this Agreement, the Administrative Agent and the Lenders hereby grant the Waiver. The Waiver granted herein is a one-time waiver and relates solely to the Q3/09 Over-Distribution. Nothing contained herein shall be deemed to constitute an agreement by the Administrative Agent and/or the Lenders to waive any of the requirements of Section 7.06(d) of the Credit Agreement (or any other provision of the Credit Agreement) in the future.

2.             Amendment to Credit Agreement. Effective as of the Effective Date (as hereafter defined), the Credit Agreement is hereby amended by deleting in its entirety the proviso at the end of the second paragraph of Section 7.06(d) of the Credit Agreement.

3.             Confirmation of Maturity Date. The parties hereby confirm that, pursuant to the Borrower’s timely Notice to Extend the Initial Maturity Date to the First Extended Maturity Date, and the Borrower’s compliance with the related applicable requirements of Section 2.04 of the Credit Agreement, the Maturity Date has been extended to October 31, 2011.

4.             Obligor Group Acknowledgments. Each member of the Obligor Group acknowledges, confirms and agrees that:

(a)           Except as provided herein, the terms and conditions of the Credit Agreement and the other Loan Documents (each as previously amended to the date hereof) remain in full force and effect, and each hereby (x) ratifies, confirms and reaffirms all and singular of the terms and conditions of the Credit Agreement and the other Loan Documents applicable to such Person, and (y) represents and warrants that:

(i)            After giving effect to this Agreement, no Default or Event of Default exists as of the date such Person executes this Agreement, nor will a Default or Event of Default exist as of the Effective Date.

(ii)           The representations and warranties made by, or with respect to, each such Person in the Credit Agreement and the other Loan Documents are true and correct as of the date hereof as if remade herein, and will be true and correct as of the Effective Date, except as to (1) matters which speak to a specific date, and (2) changes in the ordinary course to the extent permitted and contemplated by the Credit Agreement.

(iii)          Each such Person has the power and authority and legal right to execute, deliver and perform this Agreement, has taken any necessary action to authorize the execution, delivery, and performance of this Agreement, and the individual executing and delivering this Agreement on behalf of such Person is duly authorized to do so.

(iv)          This Agreement has been duly executed and delivered on behalf of such Person and constitutes the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, subject to the effect of applicable bankruptcy and other similar laws affecting the rights of creditors generally and the effect of equitable principles whether applied in an action at law or a suit in equity.

(b)           This Agreement constitutes a Loan Document.

(c)           Such Person has no defenses, set offs or counterclaims with respect to any of its obligations to the Administrative Agent, the Collateral Agent, or the Lenders, and hereby releases, waives, and forever relinquishes all claims, demands, obligations, liabilities, and causes of action whatever kind or nature, whether known or unknown, which it has or may have as of the date hereof and as of the Effective Date against the Administrative Agent, the Collateral Agent, and/or any of the Lenders, or their respective affiliates, officers, directors, employees, agents, attorneys, independent contractors, and predecessors, together with their successors and assigns, directly or indirectly arising out of or based upon any matter connected with the Credit Agreement or the administration thereof or the obligations created thereby.

5.             Conditions Precedent. This Agreement shall be effective upon the satisfaction by the Obligor Group of, or written waiver by the Administrative Agent of, the following conditions and any other conditions set forth in this Agreement, by no later than 5:00 p.m. on the date set forth above, as such date may be extended in writing by the Administrative Agent, in its sole discretion (with the date, if at all, by which such conditions have been satisfied or waived being referred to herein as, the “Effective Date”), failing which this Agreement and all related documents shall be null and void at the option of the Administrative Agent:

(a)           Delivery to the Administrative Agent of the following:

(i)            This Agreement, duly executed by each member of the Obligor Group, and by the Administrative Agent and the Required Lenders, and

(ii)           Such other documents as the Administrative Agent or Collateral Agent reasonably may require, duly executed and delivered.

(b)           No Default or Event of Default shall have occurred and be continuing.

(c)           In addition to all other expense payment and reimbursement obligations of the Obligor Group under the Credit Agreement and other Loan Documents, the Borrower will, promptly following its receipt of an appropriate invoice therefor, pay or reimburse the Agents for all of their reasonable out of pocket costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses and disbursements) incurred in connection with the preparation of this Agreement and any other documents in connection herewith and the matters addressed in and contemplated by, this Agreement

6.             Miscellaneous.

(a)           Except as specifically provided herein, nothing in this Agreement shall, or shall be construed to (i) modify the Credit Agreement or any other Loan Document, (ii) modify, waive, impair, or affect any of the covenants, agreements, terms, and/or conditions thereof, or (iii) waive the due keeping, observance, and/or performance thereof, each of which is hereby ratified and confirmed by each member of the Obligor Group.

(b)           This Agreement shall be governed in accordance with the internal laws of the Commonwealth of Massachusetts (without regard to conflict of laws principles) as an instrument under seal.

(c)           This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. Signatures transmitted electronically (including by fax or e-mail) shall have the same legal effect as originals, but each party nevertheless shall deliver original signed counterparts of this Agreement to each other party if so requested by such other party.

(d)           This Agreement constitutes the complete agreement among the Obligor Group and the Credit Parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and understanding relating to the subject matter of this Agreement, and may not be modified, altered, or amended except in accordance with the Credit Agreement.

(e)           Time is of the essence with respect to all aspects of this Agreement.

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Executed as a sealed instrument as of the date first above written.

GPF ACQUISITION, LLC

By: Walker & Dunlop GP, LLC, its Managing Member

By:	/s/ William M. Walker
Name:	William M. Walker
Title:	Managing Member

WALKER & DUNLOP MULTIFAMILY, INC.

By:	/s/ William M. Walker
Name:	William M. Walker
Title:	President and Chief Executive Officer

WALKER & DUNLOP GP, INC.

By:	/s/ William M. Walker
Name:	William M. Walker
Title:	Managing Member

GREEN PARK FINANCIAL LIMITED PARTNERSHIP

By: Walker & Dunlop GP, LLC, its Managing General Partner

By:	/s/ William M. Walker
Name:	William M. Walker
Title:	Managing Member

WALKER & DUNLOP, INC.

By:	/s/ William M. Walker
Name:	William M. Walker
Title:	President and Chief Executive Officer

WALKER & DUNLOP, LLC.

By:	/s/ William M. Walker
Name:	William M. Walker
Title:	President and Chief Executive Officer

Signature page to Third Amendment and Waiver Agreement - 1

BANK OF AMERICA, N.A., as Administrative Agent, Collateral Agent, and a Lender

By:	/s/ Jane E. Huntington
Name:	Jane E. Huntington
Title:	Senior Vice President

PNC BANK, NATIONAL ASSOCIATION, successor to NATIONAL CITY BANK, as a Lender

By:	/s/ Michael A. Johnson
Name:	Michael A. Johnson
Title:	Vice President

Signature page to Third Amendment and Waiver Agreement - 2